Exhibit 99

News Release

For more information contact:

Media Relations:

Mike Muckian 262-879-5667

Investor Relations:

Dave DeClark 262-879-5316

For immediate release:

July 25, 2006

Fiserv Reports Strong Second Quarter Results

Full Year Operating Earnings Estimate Increased to $2.48 to $2.54 per Share

Brookfield, Wis., July 25, 2006—Fiserv, Inc. (Nasdaq: FISV), a leading provider of information management systems and services to the financial and health benefit industries, today reported revenues and earnings for the second quarter of 2006. Total revenues for the quarter increased 10 percent to $1,093.2 million compared to $996.4 million in 2005. Earnings per share for the quarter were $0.66 compared to $0.59 in 2005. Earnings per share from continuing operations were $0.63 for the quarter compared to adjusted earnings per share of $0.57 for the second quarter of 2005.

For the six months ended June 30, 2006, total revenues increased 11 percent to $2,189.9 million compared to $1,969.5 million in 2005. Earnings per share for the first six months of 2006 and 2005 were $1.30. Earnings per share from continuing operations were up 16 percent to $1.26 for the first six months of 2006 versus adjusted earnings per share of $1.09 in 2005.

“Earnings for the quarter exceeded our expectations after an exceptionally strong first quarter,” said Jeff Yabuki, president and chief executive officer of Fiserv. “Our stronger than expected first half financial performance provides us with increased confidence that we will achieve our full year earnings and organic revenue growth targets while continuing to invest for the future.”

“We’ve had very good performance in our sales and business development activities this

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

year and are well ahead of the prior year. That performance, in combination with especially strong sales activity in last year’s fourth quarter, positions us to deliver solid organic revenue growth in the second half of 2006 and into 2007,” said Yabuki.

Other business and operating highlights for the second quarter and first half of 2006:

•	Cash flow from operations increased 13 percent for the first six months to $283 million and capital expenditures were $96 million in the first half of the year;

•	Fiserv Electronic Funds Transfer (EFT) had strong sales activity for the first half of 2006 signing 111 new clients of which nearly 80 percent were sales within the Fiserv client base;

•	Fiserv’s BillMatrix group signed several marquee clients in the second quarter including BMW Financial Services, Liberty Mutual Insurance and Entergy & First Energy utilities which further demonstrates our industry leadership in the expedited bill payment space;

•	Fiserv Health signed multi-year agreements with three new clients to provide pharmacy benefit and administration services beginning in July. These new client agreements are estimated to generate incremental, full-year revenue of $190-$230 million, and when including the prescription product pass-through costs in revenues and expenses, will have estimated operating margins in the low single digits;

•	Fiserv repurchased 2.8 million shares of its common stock in the second quarter for a total of 8.2 million shares during the first six months of 2006. The company had 4.9 million shares authorized for repurchase as of June 30, 2006;

•	Fiserv completed one acquisition in the quarter, Insurance Wholesalers, Inc., a lead generation and wholesale firm for term and universal life insurance products, to enhance the company’s insurance distribution capabilities.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

At the start of the third quarter, Fiserv announced the acquisition of The Jerome Group LLC, a full-service direct marketing firm and digital print provider, to enhance Fiserv’s Output Solutions division’s ability to help clients build loyalty and drive new revenues.

OUTLOOK FOR 2006

The company increased its full-year 2006 continuing operations earnings estimate to be within a range of $2.48 to $2.54 per share. Fiserv’s previous guidance was $2.46 to $2.53 per share. The primary reason for the change is a one-time tax benefit realized in the second quarter of $3.1 million, or $0.02 per share, which is related to a change in a state tax law during the quarter. The company’s effective income tax rate for the second half of 2006 is estimated to be 38.5 percent.

The company also reaffirmed its 2006 adjusted internal revenue growth rates (excluding customer reimbursements and prescription product revenues) to be in the mid-single digits for the Financial and Investment segments and low to mid-single digits in the Health segment.

ACCOUNTING CHANGE

On January 1, 2006, the company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”) that requires companies to expense the value of employee stock purchase plans, stock option grants and similar awards. The company adopted SFAS 123R under the modified prospective method, which requires the application of SFAS 123R in 2006 to new awards and to awards modified, repurchased, or cancelled after the effective date. Additionally, compensation cost for the portion of outstanding awards for which service had not been rendered (such as unvested options) that were outstanding as of January 1, 2006 shall be recognized as the remaining services are rendered.

Share-based compensation expense for the second quarter of 2006 was $5.5 million, or $0.02 per share, and for the six month period ended June 30, 2006 was $19.3 million, or $0.07 per share. Share-based compensation expense is estimated to be approximately $0.01 to $0.02 per share per quarter for the remainder of 2006 with a full year impact of $0.09 to $0.11 per share.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

EARNINGS CONFERENCE CALL

Fiserv will discuss the second quarter results on a conference call and Webcast at 4 p.m. Central time on Tuesday, July 25. To register for the event, go to www.fiserv.com and click on “Upcoming Events.”

USE OF NON-GAAP FINANCIAL INFORMATION

The company reports its financial results in accordance with GAAP. However, the company uses certain non-GAAP performance measures, including free cash flow, internal revenue growth, adjusted operating margin and adjusted earnings per share, to provide investors a more complete understanding of the company’s underlying operational results. These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. As an example, the company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to occur infrequently, such as the realized gain on sale of investment occurring in the six-month period ended June 30, 2005. The company believes this adjusted measure is more indicative of the company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

ABOUT FISERV

Fiserv, Inc. (Nasdaq: FISV), a Fortune 500 company, provides information management systems and services to the financial and health benefits industries. Leading services include transaction processing, outsourcing, business process outsourcing, software and systems solutions.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

The company serves more than 17,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2005 and 2004 FinTech 100 surveys.

Fiserv Health provides health plan management, pharmacy benefits management and BPO services to the managed care market, self-funded commercial and government employers and health plans.

Headquartered in Brookfield, Wis., Fiserv reported more than $4 billion in total revenue for 2005. For more information, please visit www.fiserv.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the estimated earnings per share from continuing operations, internal revenue growth rates and share-based compensation expense for the full year 2006, effective income tax rate for the second half of 2006, investment spending in the Health segment expected to continue through the remainder of 2006, estimated full-year revenue and operating margins for three pharmacy administration contracts and annualized expense savings in the Health segment’s health plan administration business. Such forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the corporation’s results include, among others, changes in customers’ demand for the corporation’s products, pricing and other actions by competitors, potential impact of initiatives implemented as a result of the corporation’s strategic review process, general changes in economic conditions and other factors included in the corporation’s filings with the SEC, including its Annual Report on Form 10-K. The corporation assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Processing and services	$741,437	$708,958	$1,502,481	$1,402,944
Product	351,760	287,468	687,384	566,596

Total revenues	1,093,197	996,426	2,189,865	1,969,540

Expenses:
Cost of processing and services (1)	487,579	453,816	973,547	894,275
Cost of product	278,209	229,055	550,303	450,495
Selling, general and administrative (1)	143,220	126,310	288,873	249,509

Total expenses	909,008	809,181	1,812,723	1,594,279

Operating income	184,189	187,245	377,142	375,261
Interest expense – net	(8,774)	(1,280)	(14,880)	(4,942)
Realized gain from sale of investment (2)	—	—	—	43,452

Income from continuing operations, before income taxes	175,415	185,965	362,262	413,771
Income tax provision	64,435	71,968	135,071	160,129

Income from continuing operations	110,980	113,997	227,191	253,642
Gain (loss) from discontinued operations, net of tax (3)	6,689	—	6,689	(619)

Net income	$117,669	$113,997	$233,880	$253,023

Earnings per share:
Continuing operations	$0.63	$0.59	$1.26	$1.31
Discontinued operations	0.04	—	0.04	—

Total	$0.66	$0.59	$1.30	$1.30

Adjusted earnings per share – continuing operations:
Continuing operations	$0.63	$0.59	$1.26	$1.31
Adjustments:
Pro forma share-based compensation (4)	—	0.02	—	0.07
Realized gain from sale of investment (2)	—	—	—	0.14

Adjusted earnings per share – continuing operations	$0.63	$0.57	$1.26	$1.09

Diluted shares used in computing earnings per share	177,551	193,227	179,667	194,361

(1)	Share-based compensation expense for the six month period ended June 30, 2006 was $19.3 million ($0.07 per share) primarily due to the adoption of SFAS 123R on January 1, 2006, of which $4.3 million is included in cost of processing and services, and $15.1 million is included in selling, general and administrative expenses. If SFAS 123R had been adopted January 1, 2005, share-based compensation expense for the first six months of 2005 would have been $23.7 million in 2005, or $22.5 million higher than the $1.2 million of share-based compensation expense recorded in 2005.
(2)	Represents the sale of the company’s remaining 3.2 million shares of Bisys Group, Inc. common stock in the first quarter of 2005.
(3)	The 2006 gain from discontinued operations relates to a pre-tax gain of $10.6 million from a contingent payment finalized in the second quarter based on achievement of certain revenue targets related to the sale of the securities clearing operations in 2005.
(4)	Represents pro forma impact in 2005 of the incremental share-based compensation expense under SFAS No. 123R, which was adopted on January 1, 2006 under the modified prospective method.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$151,979	$184,471
Accounts receivable, less allowance for doubtful accounts	583,224	553,402
Prepaid expenses and other assets	114,035	105,782
Investments	2,463,581	2,126,538
Property and equipment – net	239,287	226,013
Intangible assets – net	601,773	593,808
Goodwill	2,317,329	2,249,502

TOTAL	$6,471,208	$6,039,516

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$269,128	$241,751
Accrued expenses	287,450	365,651
Accrued income taxes	12,792	4,266
Deferred revenues	233,332	240,105
Customer funds held and retirement account deposits	2,321,519	1,960,626
Deferred income taxes	168,392	165,992
Long-term debt	783,095	595,385

TOTAL LIABILITIES	4,075,708	3,573,776

SHAREHOLDERS’ EQUITY
Preferred stock, no par value:
25,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value:
450,000,000 shares authorized;
197,803,142 and 197,507,892 shares issued	1,978	1,975
Additional paid-in capital	702,624	693,715
Accumulated other comprehensive income	2,572	1,321
Accumulated earnings	2,670,857	2,436,977
Treasury stock, at cost, 23,111,326 and 15,753,675 shares	(982,531)	(668,248)

TOTAL SHAREHOLDERS’ EQUITY	2,395,500	2,465,740

TOTAL	$6,471,208	$6,039,516

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$233,880	$253,023
Adjustment for discontinued operations	(6,689)	619
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain from sale of investments	—	(43,452)
Deferred income taxes	8,520	11,210
Share-based compensation	19,313	1,211
Excess tax benefit from exercise of options	(3,366)	—
Depreciation and amortization	92,901	88,169
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Accounts receivable	(13,685)	(24,720)
Prepaid expenses and other assets	(5,056)	620
Accounts payable and accrued expenses	(38,841)	(24,873)
Deferred revenues	(10,802)	(7,714)
Accrued income taxes	7,310	(3,200)

Net cash provided by operating activities	283,485	250,893

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalization of software costs for external customers	(96,220)	(69,640)
Payment for acquisitions of businesses, net of cash acquired	(101,191)	(135,654)
Proceeds from sale of businesses, net of expenses paid	(2,153)	371,944
Investments	(336,956)	(173,518)

Net cash used in investing activities	(536,520)	(6,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) long-term debt – net	187,568	(14,845)
Issuance of common stock and treasury stock	18,255	27,700
Purchases of treasury stock	(349,539)	(263,158)
Excess tax benefit from exercise of options	3,366	—
Customer funds held and retirement account deposits	360,893	56,730

Net cash provided by (used in) financing activities	220,543	(193,573)

Change in cash and cash equivalents	(32,492)	50,452
Beginning balance	184,471	516,127

Ending balance	$151,979	$566,579

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Segment	2006	2005	2006	2005
Revenues:(1)
Financial institution outsourcing, systems and services (“Financial”)	$768,040	$713,992	$1,549,131	$1,412,028
Health plan management services (“Health”)	289,454	247,718	570,682	490,049
Investment support services (“Investment”)	35,703	34,716	70,052	67,463

Total	$1,093,197	$996,426	$2,189,865	$1,969,540

Operating income:(1)
Financial	$159,033	$160,157	$325,202	$320,305
Health	17,535	18,867	38,288	41,133
Investment	7,621	8,221	13,652	13,823

Total	$184,189	$187,245	$377,142	$375,261

Operating margin:
Financial	21%	22%	21%	23%
Health	6%	8%	7%	8%
Investment	21%	24%	19%	20%

Total	17%	19%	17%	19%

Adjusted operating margin:(2)
Financial	24%	25%	24%	24%
Health	14%	16%	15%	17%
Investment	21%	23%	19%	19%

Total	22%	23%	23%	23%

(1)	Included in the Financial segment results are early contract termination fees of $5.6 million for the three months ended and $9.5 million for the six months ended June 30, 2006 compared to $7.1 million and $22.0 million for the comparable periods in 2005, respectively. This segment’s businesses generally enter into three- to five-year contracts with its clients that contain early contract termination fees. These fees are very unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.
(2)	Adjusted operating margin excludes customer reimbursement and prescription product costs which are included in revenues and expenses and includes the pro forma share-based compensation expense (SFAS 123R) impact in 2005. Customer reimbursements primarily consist of pass through expenses such as postage and data communication costs. See the following table for these operating margin adjustments.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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ADJUSTED OPERATING MARGIN INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Segment	2006	2005	2006	2005
Customer reimbursements:
Financial	$96,696	$81,896	$199,099	$171,445
Health	1,555	1,435	3,205	2,681

Total	$98,251	$83,331	$202,304	$174,126

Prescription product costs in Health segment	$166,388	$131,085	$320,438	$255,181

SFAS 123R: (3)
Financial	$5,022	$4,125	$17,575	$20,466
Health	331	272	1,159	1,349
Investment	166	136	579	675

Total	$5,519	$4,533	$19,313	$22,490

(3)	2005 dollar amounts represent the incremental share-based compensation expense if SFAS 123R had been adopted January 1, 2005. The actual share-based compensation expense recorded for the six month period ended June 30, 2005 was $1.2 million.

Adjusted operating margin is a non-GAAP financial measure that the company believes is useful to investors because it provides more visibility and insight into how management views the underlying operating performance of the company. Management excludes the impact of pass through customer reimbursements and prescription product costs that must be presented in revenue under GAAP and includes the pro forma share-based compensation expense impact for the disclosed periods in 2005 due to the prospective adoption of SFAS 123R, effective January 1, 2006.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Segment	2006	2005	2006	2005
Financial	5%	5%	7%	4%
Health	15%	10%	14%	12%
Investment	3%	10%	4%	9%

TOTAL	7%	7%	9%	6%

	Adjusted (2) Three months ended June 30,		Adjusted (2) Six months ended June 30,
	2006	2005	2006	2005
Financial	3%	7%	6%	6%
Health	2%	4%	2%	4%
Investment	3%	10%	4%	9%

TOTAL	3%	7%	5%	6%

(1)	Internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $21.6 million ($17.2 million in the Financial segment and $4.5 million in the Health segment) for the second quarter of 2006 and $47.2 million ($38.3 million in the Financial segment and $8.9 million in the Health segment) for the six months ended June 30, 2006 and represents pre-acquisition revenue of acquired companies, less dispositions, for the comparable prior year period.
(2)	The adjusted internal revenue growth percentages exclude the impact of customer reimbursements and prescription product costs, which are both included in revenues and expenses under GAAP. See footnote 2 above in the Selected Segment Financial Information section.

Actual and adjusted internal revenue growth percentages are non-GAAP financial measures that the company believes are useful to investors because they present internal revenue growth both including and excluding customer reimbursements and prescription product costs that must be presented in revenue under GAAP.

SELECTED FINANCIAL INFORMATION

(In thousands, unaudited)

Free Cash Flow	Six Months Ended June 30,
	2006	2005
Net cash provided by operating activities	$283,485	$250,893
Capital expenditures	(96,220)	(69,640)

Free cash flow	$187,265	$181,253

Free cash flow is measured as net cash provided by operating activities less capital expenditures including capitalization of software costs for external customers, as reported in the company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the company believes is useful to investors because it measures cash flow after the company has satisfied the capital requirements of its operations.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Segment Results

Financial Segment:

The company’s largest operating segment continued 2006 with solid performance in the second quarter. Revenues were $768 million for the quarter with operating income of $159 million. Adjusted operating margin, which excludes customer reimbursements, continued to be strong at 23.7 percent for the quarter compared to 24.5 percent in the first quarter of 2006. The decline in adjusted operating margin was primarily attributable to a decrease of $28.3 million in flood claims processing revenue. Flood claims processing revenue was $30.3 million in the first quarter and $2.0 million in the second quarter. Partially offsetting this negative margin impact in the quarter were increased software revenues and a reduction in share-based compensation expense compared to the first quarter. Year-to-date adjusted operating margins in 2006 and 2005 were 24.1 percent and 24.2 percent, respectively.

The year-to-date 2006 adjusted organic revenue growth rate was 6 percent in 2006 and 2005 consistent with the company’s annual guidance of mid-single digits for the segment. Positive contributors to the organic growth rate in 2006 were increased volumes and new clients in the lending division’s loan settlement services businesses, new client growth and increased product sales of the company’s Information Technology, Inc.’s banking products and continued solid growth in the credit union businesses. Partially offsetting this growth was an approximate 210 basis point negative impact due to the loss of a few large client relationships announced in 2005 and the negative impact of reduced contract termination fees in 2006 compared to 2005. As expected, the second quarter adjusted organic revenue growth rate of 3 percent declined from the first quarter. This decrease was primarily due to the acceleration in flood claims processing in the first quarter, which positively impacted the segment’s first quarter organic growth rate by approximately 300 basis points, and also, the anniversary of the Australian check processing revenue near the end of the first quarter of 2006.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Health Segment:

The Health segment revenues were $289 million for the quarter with operating income of $18 million. Adjusted operating margin, which excludes prescription product costs and customer reimbursements, was 14.4 percent for the quarter compared to 16.5 percent in the first quarter of 2006. Year-to-date adjusted operating margins were 15.5 percent in 2006 compared to 17.1 percent in 2005. The decrease in the year-to-date 2006 adjusted operating margin compared to 2005 was primarily due to $2.5 million of incremental investments in areas such as the company’s consumer-directed health care initiatives. These investments are expected to continue through the remainder of 2006.

The Health segment results in the second half of 2006 should be positively impacted by the signing of the three large agreements in the pharmacy services businesses along with margin improvement in the health plan administration business. The health plan administration business is implementing operational enhancements, which are expected to provide annualized expense savings of approximately $6 to $12 million. This expense improvement initiative is in its early stages and will be completed by mid-2007.

Investment Segment:

The Investment segment revenues were $36 million for the quarter with operating income of $8 million. Adjusted operating margins for the quarter were 21.3 percent compared to 17.6 percent in the first quarter. This increase was primarily due to increased plan fee revenue and investment income in the second quarter.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com